Exhibit 10.1

NEITHER THIS NOTE NOR ANY SECURITIES WHICH MAY BE ISSUED UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR OTHERWISE QUALIFIED UNDER ANY STATE OR OTHER SECURITIES LAW. NEITHER THIS NOTE NOR ANY SUCH SECURITIES MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND REGISTRATION OR OTHER QUALIFICATION UNDER ANY APPLICABLE STATE OR OTHER SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR OTHER QUALIFICATION IS NOT REQUIRED.

March 20, 2007

CONVERTIBLE NOTE

FOR VALUE RECEIVED, Avicena Group, Inc., a Delaware corporation (the “COMPANY”), hereby unconditionally promises to pay to the order of THE BIOTECHNOLOGY VENTURES (III) CAPITAL TRUST, a trust organized under the laws of the British West Indies (“LENDER”), at c/o Behring International, P.O. Box 747, Nassau, Bahamas or such other address given to the Company by Lender, the principal sum of Three Million Five Hundred Thousand ($3,500,000) Dollars, or so much thereof as may be advanced in accordance with the terms of this Note, in lawful money of the United States of America, together with interest (calculated on the basis of a 360-day year) on the unpaid principal balance from day-to-day remaining, computed until maturity at the rate per annum which shall from day-to-day be equal to the lesser of (a) the Applicable Rate (defined below), and (b) the Maximum Rate (defined below).

1. DEFINITIONS. When used in this Note, the following terms shall have the respective meanings specified herein or in the section referred to:

“ADJUSTMENT EVENT” is defined in SECTION 8(d)(i) hereof.

“APPLICABLE RATE” means eight percent (8%) per annum.

“BUSINESS DAY” means any day other than a Saturday, Sunday, or other day on which a bank is authorized to be closed under the laws of California.

“CHANGE OF CONTROL” means the consummation of any transaction or series of any related transactions (including without limitation, by way of merger) the result of which is that any “person” (as defined in Section 13(d) of the Exchange Act) or “group” (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13(d)(3) and 13(d)(5) under the Exchange Act) of more than fifty percent (50%) of the voting power of the Common Stock.

“COMMON STOCK” means the Common Stock, par value $0.001 per share, of the Company.

“COMPANY” means Avicena Group, Inc.

“CONVERSION PRICE” means $5.00 per share as adjusted as provided in SECTION 8(d) below and as may be reduced pursuant to SECTION 8(k) below.

“CURRENT MARKET PRICE” means, when used with respect to any security as of any date, the last sale price, regular way, or, in case no such sale takes place on such date, the closing bid price, regular way, of such security in either case as reported on the Nasdaq National Market, or, if such security is not listed or admitted to trading on the Nasdaq National Market, as reported on the Nasdaq SmallCap Market, or if such security is not listed or admitted to trading on any national or international securities exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, the average of the high bid and low asked prices of such security in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if such security is not quoted by any such organization, the average of the closing bid and asked prices of such security furnished by an New York Stock Exchange member firm selected by the Company. If such security is not quoted by any such organization and no such New York Stock Exchange member firm is able to provide such prices, then the Current Market Price of such security shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

“EVENT OF DEFAULT” is defined in SECTION 4 hereof.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

“INTEREST CONVERSION PRICE” means, as of any date, (a) the sum of the Current Market Price of the Common Stock for each of the twenty (20) Trading Days immediately preceding such date, divided by (b) twenty (20).

“INTEREST PAYMENT DATE” means (a) each January 1, April 1, July 1 and October 1 of each calendar year during the term of this Note, and (b) the Maturity Date.

“LOAN DOCUMENTS” means this Note and all other documents evidencing Obligation.

“MATURITY DATE” means March 31, 2009 or March 31, 2010, as elected by the Lender in writing prior to the first advance on the Note.

“MAXIMUM RATE” means the highest non-usurious rate of interest (if any) permitted from day to day by applicable law.

“NOTE” refers to this Convertible Promissory Note.

“OBLIGATION” shall mean all indebtedness, liabilities, and obligations, of the Company arising under this Note and the other Loan Documents.

“PERSON” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“REGISTRATION RIGHTS AGREEMENT” means that certain Registration Rights Agreement dated of even date hereof, between Lender and the Company.

“SEC” means the Securities and Exchange Commission and any successor thereof.

“TRADING DAY” means each Monday, Tuesday, Wednesday, Thursday, and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

2. ADVANCES; PAYMENT.

(a) ADVANCES.

So long as no Event of Default has occurred and the Company, then at the request of the Company and before the Maturity Date on least three (3) days’ prior written notice, Lender shall lend to the Company, in multiple advances, an amount not to exceed in the aggregate $3,500,000 (the “ADVANCES”). Each Advance shall be in the amount of $200,000, provided that an Advance may only be made if the Company’s cash balance is less than $300,000. Notwithstanding the foregoing, the Lender may advance the remaining available balance of the Note at any time.

(b) INTEREST AND PRINCIPAL PAYMENTS. The unpaid principal of, and interest on, this Note shall be due and payable as follows:

(i) Interest, computed as aforesaid, shall be due and payable quarterly as it accrues on each Interest Payment Date, commencing on July 1, 2007; and

(ii) the unpaid principal of, and interest on, this Note shall be finally due and payable on the Maturity Date.

(c) LENDER’S RIGHT TO CONVERT INTEREST PAYMENTS INTO COMMON STOCK. Lender may, at its election, cause the accrued interest on this Note as of any date to be converted into the number of Shares of Common Stock obtained by dividing (i) such unpaid accrued interest by (ii) the Interest Conversion Price; provided that (A) Lender shall notify the Company in writing of its election to cause a conversion under this SECTION 2(c) at least thirty (30) days prior to the date such interest is to be converted into Shares of Common Stock, and (B) if any fractional share of the Common Stock would be issuable upon the conversion of any portion of the accrued interest on this Note, then the Company shall pay a cash adjustment therefor in respect of such fractional share equal to the product of (x) the percentage representing such fractional share, and (y) the Interest Conversion Price.

(d) VOLUNTARY PREPAYMENT. The Company reserves the right, upon ten (10) days’ prior written notice to Lender, to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time. All prepayments shall be made together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment.

(e) PAYMENTS GENERALLY. Except as otherwise provided herein, all payments of principal of and interest on this Note shall be made by the Company to Lender in federal or other immediately available funds. Should the principal of, or any installment of the principal of or interest on, this Note become due and payable on any day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable with respect to such extension. Payments made to Lender by the Company hereunder shall be applied first to accrued interest and then to principal.

3. WAIVER. Except as provided herein, the Company waives presentment, demand, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate, or other notice of any kind, and agrees that its liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consents to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

4. EVENTS OF DEFAULT AND REMEDIES. An “EVENT OF DEFAULT” shall exist hereunder if any one or more of the following events shall occur and be continuing: (a) the Company shall fail to pay when due any principal of, or interest upon, this Note or the Obligation and such failure shall continue for five (5) Business Days after such payment became due; or (b) the Company shall fail to perform any of the covenants or agreements contained herein or in any other Loan Document and such failure shall continue unremedied for thirty (30) days after written notice thereof; or (c) any representation or warranty made by the Company to Lender herein or in any other Loan Document shall prove to be untrue or inaccurate in any material respect; or (d) the Company shall (1) apply for or consent to the appointment of a receiver, trustee, intervener, custodian, or liquidator of itself or of all or a substantial part of its assets, (2) be adjudicated bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (3) make a general assignment for the benefit of creditors, (4) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (5) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; or (e) an order, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of the Company appointing a receiver, trustee, intervener, or liquidator of the Company, or of all or substantially all of its assets, and such order, judgment, or decree shall continue unstayed and in effect for a period of thirty (30) days; or (f) the dissolution or liquidation of the Company; or (g) a Change of Control; or (h) the Company shall default in the payment of any indebtedness of such Company in excess of $250,000 individually or in the aggregate or default shall occur in respect of any note or credit agreement relating to any such indebtedness and such default shall continue for more than the period of grace, if any, specified therein; or (i) any final judgment(s) for the payment of money in excess of the sum of $250,000 individually or in the aggregate shall be rendered against the Company and such judgment(s) shall not be satisfied or discharged at least ten (10) days prior to the date on which any of the Company’s assets could be lawfully sold to satisfy such judgment(s).

Upon the occurrence of any Event of Default hereunder, then the holder hereof may, at its option, (i) declare the entire unpaid principal balance and accrued interest upon the Obligation to be immediately due and payable without presentment or notice of any kind which the Company waives pursuant to SECTION 3 herein, and/or (ii) pursue and enforce any of Lender’s rights and remedies available pursuant to any applicable law or agreement; provided, however, in the case of any Event of Default specified in PARAGRAPH (d) or (e) of this SECTION 4 with respect to the Company, without any notice to the Company or any other act by Lender, the principal balance and interest accrued on this Note shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Company.

5. REPRESENTATIONS AND COVENANTS.

(a) REPRESENTATIONS. The Company represents and warrants to Lender that:

(i) The Company is duly organized and in good standing under the laws of the state of its incorporation, formation, or organization;

(ii) The Company has full power and authority to enter into this Note and the other Loan Documents, to execute and deliver the Loan Documents, and to incur the obligations provided for in the Loan Documents, all of which has been duly authorized by all necessary action.

(iii) the Loan Documents are the legal and binding obligations of the Company, enforceable in accordance with their respective terms;

(iv) to the best of the Company’s knowledge, neither the execution and delivery of this Note and the other Loan Documents, nor consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will contravene or conflict with any provision of law, statute, or regulation to which the Company is subject or any judgment, license, order, or permit applicable to the Company or any indenture, mortgage, deed of trust, or other instrument to which the Company may be subject; to the best of the Company’s knowledge, no consent, approval, authorization, or order of any court, governmental authority, or third party is required in connection with the execution, delivery, and performance by the Company of this Note or any of the other Loan Documents or to consummate the transactions contemplated herein or therein;

(v) all audited financial statements delivered by the Company to Lender prior to the date hereof fairly present the financial condition of the Company, and have been prepared in accordance with generally accepted accounting principles, consistently applied, and no material adverse change has occurred in the financial condition or business of the Company since the date of the most recent financial statements which the Company has delivered to Lender;

(vi) no litigation, investigation, or governmental proceeding is pending, or, to the knowledge of any of the Company’s officers, threatened against or affecting the Company, which may result in any material adverse change in the Company’s business, properties, or operations;

(vii) there is no fact known to the Company that the Company has not disclosed to Lender in writing which may result in any material adverse change in the Company’s business, properties, or operations;

(viii) the Company owns all of the assets reflected on the Company’ most recent balance sheet free and clear of all liens, security interests, or other encumbrances;

(ix) the principal office, chief executive office, and principal place of business of each Company is 228 Hamilton Avenue, 3rd Floor, Palo Alto, CA 94301;

(ix) all taxes required to be paid by the Company have in fact been paid;

(x) the Company is not in violation of any material law, ordinance, governmental rule, or regulation to which it is subject, and is not in material default under any material agreement, contract, or understanding to which it is a party;

(xi) the Company and any properties or assets owned by it are not in violation of, in any material respect, any environmental laws, nor is there existing, pending, or threatened any investigation or inquiry by any governmental authority pursuant to any environmental laws, nor is there existing or pending any remedial obligations under any environmental laws;

(xii) the Company has filed all reports, schedules, forms, statements, and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC DOCUMENTS”);

(xiii) as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(xiv) all material agreements of the Company or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required.

(b) AFFIRMATIVE COVENANTS. Until payment in full of the Obligation, the Company agrees and covenants that the Company shall and shall cause each of the other Company to:

(i) conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations, laws, and orders of any governmental authority and will act in accordance with customary industry standards in maintaining and operating its assets, properties, and investments;

(ii) maintain complete and accurate books and records of its transactions in accordance with generally accepted accounting principles, and, if an Event of Default exists, will give Lender access during business hours to all books, records and documents of the Company and permit Lender to make and take away copies thereof, provided the Lender signs a confidentiality agreement;

(iii) furnish to Lender (i) unless the following are filed with the SEC through EDGAR and are available to the public through EDGAR, within two (2) Business Days after the filing thereof with the SEC, a copy of Company’s Annual Reports on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act of 1933, as amended; (ii) on the same day as the release thereof, facsimile or email copies of all press releases issued by Company; and (iii) copies of any notices and other information made available or given to the stockholders of Company generally, contemporaneously with the making available or giving thereof to the stockholders;

(iv) furnish to Lender, immediately upon becoming aware of the existence of any condition or event constituting an Event of Default or event which, with the lapse of time and/or giving of notice would constitute an Event of Default, written notice specifying the nature and period of existence thereof and any action which the Company is taking or proposes to take with respect thereto;

(v) promptly notify Lender of: (A) any material adverse change in its financial condition or business; (B) any default under any material agreement, contract, or other instrument to which the Company is a party or by which any of its properties are bound, or any acceleration of any maturity of any indebtedness owing by the Company; (C) any material adverse claim against or affecting the Company or any of its properties; and (D) any litigation, or any claim or controversy which might become the subject of litigation, against the Company or affecting the Company’s property, if such litigation or potential litigation might, in the event of an unfavorable outcome, have a material adverse effect on the Company’s financial condition or business or might cause an Event of Default;

(vi) promptly furnish to Lender, at Lender’s reasonable request, such additional financial or other information concerning assets, liabilities, operations, and transactions of the Company as Lender may from time to time reasonably request, subject to restrictions imposed by state and federal securities laws;

(vii) promptly pay all lawful claims, whether for labor, materials, or otherwise, which might or could, if unpaid, become a lien or charge on any property or assets of the Company, unless and to the extent only that the same are being contested in good faith by appropriate proceedings and reserves have been established therefor;

(viii) maintain on its properties insurance of responsible and reputable companies in such amounts and covering such risks as is prudent and is usually carried by companies engaged in businesses similar to that of the Company; the Company shall furnish Lender, on request, with certified copies of insurance policies or other appropriate evidence of compliance with the foregoing covenant;

(ix) comply with all applicable legal requirements of any governmental authority;

(x) preserve and maintain all licenses, privileges, franchises, certificates, and the like necessary for the operation of its business; and

(xi) pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before such amounts become delinquent;

(c) NEGATIVE COVENANTS. Until payment in full of the Obligation, the Company covenants that the Company shall not:

(i) use the proceeds of any Advance to pay professional fees; or

(ii) without the prior written consent of Lender (such consent not to be unreasonably withheld), (A) sell all or substantially all the Company’ assets, or (B) pay any dividends on any of its outstanding capital stock, or purchase, redeem, or repurchase any of its capital stock.

(d) REPRESENTATIONS. The Lender represents and warrants to the Company that:

(i) it is (A) an “accredited investor” as defined under the Securities Act, and the SEC’s Regulation D promulgated thereunder; or (B) not a U.S. person (as defined in Rule 902(o) of the Securities Act of 1933, as amended (the “Securities Act”)), is not acquiring the shares of Common Stock purchased hereunder for the account or benefit of any U.S. person, will resell the shares of Common Stock purchased hereunder, and the Shares of Common Stock of Common Stock issuable upon conversion of such shares of Common Stock, only in accordance with (1) the provisions of Regulation S promulgated under the Securities Act (“Regulation S”), (2) pursuant to an effective registration statement under the Securities Act, or (3) pursuant to an available exemption from registration under the Securities Act, and only in compliance with the terms and provisions of this Agreement; and agrees not to engage in hedging transactions unless in compliance with the Securities Act;

(ii) it has carefully considered the resulting answers and all other information available to the undersigned with respect to the Company, including the Company’s registration statement on Form SB-2, periodic reports filed with the Securities and Exchange Commission (the “SEC”), and the risk factors contained therein;

(iii) it has relied solely upon the investigations of the Company made by or on behalf of the Lender in evaluating the suitability of an investment in the Company, and the Lender recognizes that an investment in the Company involves a high degree of risk;

(iv) it has been advised that the market for Common Stock is thinly traded and it may be difficult to readily liquidate this investment;

(v) it understands that no securities administrator of any state has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, the Note, or the underlying equity of the Company into which the Note may be converted;

(vi) it will not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Note or Common Stock unless it is registered under the Securities Act or unless in the opinion of counsel satisfactory to the Company an exemption from such registration is available; and

(vii) it has received no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) and that no public solicitation or advertisement with respect to the offering of the Note or Common Stock has been made to it.

6. NO WAIVER. No waiver by Lender of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

7. USURY LAWS. Regardless of any provision contained in this Note, Lender shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on this Note (whether termed interest herein or deemed to be interest by judicial determination or operation of law) any amount in excess of the Maximum Rate, and, in the event that Lender ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, then any remaining excess shall forthwith be paid to the Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest Maximum Rate, the Company and Lender shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term; provided, that if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, if any, then Lender or any holder hereof shall refund to the Company the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all advances made by the Lender or any holder hereof under this Note at the time in question.

8. CONVERSION RIGHTS.

(a) CONVERSION PRIVILEGE. During the period of time commencing on the date hereof and continuing until the payment in full of this Note, Lender, at its option may convert all or any portion of outstanding principal balance of, and all accrued interest on, this Note into the number of Shares of Common Stock obtained by dividing (i) the unpaid principal amount of, and interest through the date of conversion on, this Note to be converted, by (ii) the Conversion Price.

(b) CONVERSION PROCEDURE. To convert this Note pursuant to this SECTION 8, Lender must

(i) complete and sign a “Form of Election to Convert” attached hereto as Exhibit A;

(ii) pay any transfer or similar tax if required by SECTION 8(f); and

(iii) if the conversion is of the entire unpaid principal of, and interest on, this Note, then surrender this Note to the Company. As promptly as practicable after delivery of an Election to Convert in accordance with this SECTION 8(b), the Company shall issue and deliver to Lender (A) a certificate or certificates for the full number of whole shares of Common Stock issuable upon the conversion of this Note in accordance with the provisions of this SECTION 8.

(c) CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock, scrip representing fractional shares of Common Stock, or Warrants for fractional shares of Common Stock shall be issued upon conversion of the principal of, or interest on, this Note. If any fractional share of Common Stock would be issuable upon the conversion of any portion of this Note, the Company shall pay a cash adjustment therefor in respect of such fractional share equal to the product of (i) the percentage representing such fractional share multiplied by (ii) the Conversion Price.

(d) ADJUSTMENT OF CONVERSION PRICE.

(i) If the Company shall (A) pay a dividend or other distribution, in Common Stock, on any class of capital stock of the Company, (B) subdivide the outstanding Common Stock into a greater number of shares by any means or (C) combine the outstanding Common Stock into a smaller number of shares by any means (including, without limitation, a reverse stock split) (any such event being an “ADJUSTMENT EVENT”), then in each such case the Conversion Price shall be decreased or increased as follows: the adjusted Conversion Price shall be equal to the Conversion Price in effect immediately prior to the effective date of the Adjustment Event, multiplied by a fraction whose numerator is the number of shares of Common Stock issued and outstanding immediately prior to such effective date, and whose denominator is the number of such shares outstanding immediately after such effective date. An adjustment made pursuant to this SECTION 8(d)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date of such subdivision or combination, as the case may be.

(ii) The provisions of this SECTION 8(d) shall similarly apply to all successive events of the type described in this SECTION 8(d). Notwithstanding anything contained herein to the contrary, no adjustment in the Conversion Price shall be required unless cumulative adjustments would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this SECTION 8(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this SECTION 8 shall be made by the Company and shall be made to the nearest cent and the Company shall be entitled to rely conclusively thereon. Notwithstanding anything contained in this SECTION 8(d) to the contrary, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this SECTION 8(d), if the Board of Directors of the Company has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable. Except as provided in this SECTION 8, no adjustment in the Conversion Price will be made for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any securities so convertible or exchangeable. In addition, no adjustment in the Conversion Price shall be made in the event of the issuance of Common Stock upon the conversion or exercise of options, preferred stock or warrants of the Company outstanding on the date hereof, unless the conversion or exercise price thereof is changed after the date hereof (other than solely by operation of the anti-dilution provisions hereof); or pursuant to employee stock option or stock ownership plans, duly adopted by the Company.

(iii) Whenever the Conversion Price is adjusted as provided herein, the Company shall promptly provide Lender with written notice of such adjustment setting forth the Conversion Price in effect after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(e) EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER, OR SALE. In the event of (i) any reclassification (including, without limitation, a reclassification effected by means of an exchange or tender offer by the Company) but excluding a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive securities or other property (including cash) with respect to or in exchange for Common Stock or (iii) any sale or conveyance of the property of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive securities or other property (including cash) with respect to or in exchange for Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall enter into an Amended and Restated Note providing that this Note shall be convertible into the kind and amount of securities or other property (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance which the Company of this Note would have received if this Note had been converted immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such Amended and Restated Note shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this SECTION 8. Whenever an Amended and Restated Note is entered into as provided herein, the Company shall promptly provide Lender with an Officer’s Certificate setting forth a brief statement of the facts requiring such Amended and Restated Note. The provisions of this SECTION 8 shall similarly apply to all successive events of the type described in this SECTION 8.

(f) TAXES ON SHARES ISSUED. The issuance of a certificate or certificates on conversion of this Note shall be made without charge to the Lender for any tax or charge with respect to the issuance thereof. The Company shall not, however, be required to pay any tax or charge which may be payable with respect to any transfer involved in the issuance and delivery of a certificate or certificates in any name other than that of Lender, and the Company shall not be required to issue or deliver any such certificate or certificates unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or charge or shall have established to the satisfaction of the Company that such tax or charge has been paid.

(g) RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENT REQUIREMENTS. The Company shall reserve, out of its authorized but unissued Common Stock or its Common Stock held in treasury, sufficient shares of Common Stock to provide for the conversion of all of this Note.

Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock issuable upon conversion of this Note, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue Common Stock at such adjusted Conversion Price. The Company covenants that all Common Stock which may be issued upon conversion of this Note will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance and delivery thereof. The Company covenants that if any Common Stock issued or delivered upon conversion of this Note hereunder requires registration with or approval of any governmental authority under any applicable federal or state law (excluding federal or state securities laws) before such Common Stock may be lawfully issued, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

(h) NOTICE TO LENDER PRIOR TO CERTAIN ACTIONS. In the event that:

(i) the Company shall declare or authorize any event which could result in an adjustment in the Conversion Price under SECTION 8(D) or require the execution of an Amended and Restated Note; or

(ii) the Company shall authorize the combination, consolidation or merger of the Company for which approval of any stockholders of the Company is required, the sale or transfer of all or substantially all of the assets of the Company or the voluntary or involuntary dissolution, liquidation or winding-up of the Company in whole or in part; then, in each such case, the Company shall give or cause to be given to Lender, as promptly as possible but in any event at least seven (7) days prior to the applicable date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of determining the holders of outstanding Common Stock entitled to participate in such event, the date on which such event is expected to become effective or occur and the date on which it is expected that holders of outstanding Common Stock of record shall be entitled to surrender their shares, or receive any items, in connection with such event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(k) REDUCTION IN CONVERSION PRICE AS A RESULT OF EQUITY ISSUANCES. It is expressly contemplated that after the date hereof and prior to payment in full of the principal and interest due to Lender hereunder, the Company may, subject to the limitations contained herein, if any, do one or more of the following:

(i) issue Common Stock at a price which is less than the Conversion Price in effect on the date of issuance;

(ii) issue or incur indebtedness that is convertible into Common Stock (either directly or indirectly) at a price which is less than the Conversion Price in effect on the date such indebtedness is issued or incurred;

(iii) issue a class of capital stock of the Company that is convertible into Common Stock (either directly or indirectly) at a price which is less than the Conversion Price in effect on the date such capital stock is issued; or

(iv) enter into an agreement or arrangement which could result in the ultimate issuance of Common Stock at a price which is less than the Conversion Price in effect on the date such agreement or arrangement is entered into.

Each and every time that one or more of the events described in paragraphs (i) through (iv) occurs, the Conversion Price in effect hereunder on and after the date of occurrence of such event and until the occurrence of the next such event shall change to the price at which: (A) such Common Stock is issued with respect to paragraph (i) above; (B) the indebtedness incurred or issued is convertible into the Common Stock with respect to paragraph (ii) above; (C) the class of capital stock of the Company is convertible into Common Stock with respect to paragraph (iii) above; or (D) such Common Stock of may ultimately be issued with respect to paragraph (iv) above. In the event more than one of the events described in paragraphs (i) through (iv) occur simultaneously, the Conversion Price shall change to the lowest of the Conversion Prices determined for such simultaneous events hereunder. The foregoing is subject to the limitation that the amount of the principal payable hereunder to which a change in the Conversion Price applies shall be limited to an amount equal to the total of the amounts received by the Company in connection with each event described in paragraphs (i) through (iv) above after the date hereof.

9. NOTICE. Whenever this Note requires or permits any notice, approval, request, or demand from one party to another, the notice, approval, request, or demand must be in writing and shall be deemed to have been given when personally served or when deposited in the United States mails, registered or certified, return receipt requested, addressed to the party to be notified at the following address (or at such other address as may have been designated by written notice):

Lender:	To the address in the first paragraph hereof

The Company:	Avicena Group, Inc.
228 Hamilton Avenue, 3rd Floor Palo Alto, CA 94301

10. AMENDMENT. This Note may be amended or modified only by written instrument duly executed by the Company and Lender.

11. COSTS. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership, or other court proceedings, then the Company agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees, including all costs of appeal.

12. SUCCESSORS AND ASSIGNS. This Note shall inure to the benefit of Lender and its successors and assigns; provided, however, Lender may not (without the prior written consent of the Company, such consent not to be unreasonably withheld or delayed and such consent not to be required if an Event of Default exists) assign or negotiate this Note to any Person.

13. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED, AND APPLIED IN ACCORDANCE WITH THE LAWS OF DELAWARE.

14. LIMITATION OF LIABILITY. Anything in this Note to the contrary notwithstanding, it is specifically provided that the Company shall not have any personal or corporate liability for the payment of this Note or be liable for a money judgment or otherwise in the event of an Event of Default; provided, however, that the liability of the Company shall at all times be one hundred percent (100%) liability for (a) any and all damages, costs, and expenses suffered or incurred by Lender as a result of, in connection with or relating to any representation or warranty made by the Company to Lender which shall prove to be untrue or inaccurate in any material respects, and (b) the costs, expenses, and fees, including but not limited to, court costs and reasonable attorneys’ fees, arising in connection with the collection of the Obligation.

15. FINAL AGREEMENT. THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT AGREEMENTS BETWEEN THE PARTIES (OTHER THAN SUBSEQUENT WRITTEN AMENDMENTS). THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

AVICENA GROUP, INC.:
a Delaware corporation

By:	/s/ Belinda Tsao Nivaggioli
Name:	Belinda Tsao Nivaggioli
Title:	Chief Executive Officer

THE BIOTECHNOLOGY VENTURES (III) CAPITAL TRUST:
a trust formed under the laws of the British West Indies

By:	/s/ Ronald Wyles
Name:	Ronald Wyles
Title:

EXHIBIT A

FORM OF ELECTION TO CONVERT

(To be executed by Lender upon conversion of the Note)

TO: AVICENA GROUP, INC.

The undersigned, holder of that certain Convertible Note in the original Principal Amount of $3,500,000, dated as of                           , 2007 (the “ Note ”), issued by Avicena Group, Inc. (the “ Company ”), hereby exercises his/her/its right to convert unpaid principal and accrued but unpaid interest of the Note, equal to $                    , into Common Stock of the Company pursuant to the terms of the Note.

Please issue the Common Stock, as applicable, as follows:

Print or Type Name

Social Security or Other Identifying Number

Street Address

City	State	Zip Code

and deliver it to the above address, unless a different address is indicated below.

The undersigned hereby warrants and represents that it is (A) an “accredited investor” as defined under the Securities Act, and the SEC’s Regulation D promulgated thereunder; or (B) not a U.S. person (as defined in Rule 902(o) of the Securities Act of 1933, as amended (the “Securities Act”)), is not acquiring the shares of Common Stock purchased hereunder for the account or benefit of any U.S. person, will resell the shares of Common Stock purchased hereunder, and the Shares of Common Stock of Common Stock issuable upon conversion of such shares of Common Stock, only in accordance with (1) the provisions of Regulation S promulgated under the Securities Act (“Regulation S”), (2) pursuant to an effective registration statement under the Securities Act, or (3) pursuant to an available exemption from registration under the Securities Act, and only in compliance with the terms and provisions of this Agreement; and agrees not to engage in hedging transactions unless in compliance with the Securities Act

Dated:
Signature